EXHIBIT 10.32
Paymentech & Co.
January 18, 1999
Page 1

                            MEDIA FUNDING CORPORATION
                                6255 SUNSET BLVD.
                                   2OTH FLOOR
                              LOS ANGELES, CA 90028


                               January 18th, 1999

Paymentech Merchant Services, Inc.
4 Northeastern Boulevard
Salem, NH 03079

Dear Sirs:

           This letter is attached to and made a part of that certain Media Funding and Servicing Fee Agreement (the "Agreement") by and between the undersigned and Media Funding Corporation, a California corporation (the "Corporation").

           The undersigned hereby agrees and acknowledges as follows:

           1. As of the date hereof the undersigned has entered into an agreement with you (Paymentech") to process all credit card payments made in connection with the sale of the Produce (the Backstroke Massager).

           2. From time to time Corporation will submit to you a statement (the "Statement") regarding the amounts payable (any and all such amounts being hereafter referred to as the "Applicable Amount") by the undersigned to Corporation pursuant to the Agreement. Without limiting the generality of what may be included in any Statement, the Statement will include information regarding the media costs advanced by Corporation on behalf o the undersigned. The Statement shall be in summary form and shall be sent concurrently to the undersigned.

           3. The undersigned hereby directs Paymentech to pay to Corporation an amount equal to the Applicable Amount. Such payment shall be made from monies collected by Paymentech or otherwise available to Paymentech as a result of the net proceeds originating from credit card transactions of viewers of the broadcast of the undersigned's infomercial or direct response television commercial title The Backstroke Massager. Paymentech shall make such payment as soon as practicable after receipt of each Statement (and in all cases within three (3) business days after such receipt) so long as proceeds are available. Payment to Corporation shall take precedence over all other payments except for Paymentech's fee for the services rendered by Paymentech to the undersigned, subject to any reserves required by Paymentech. If payment to Corporation is not made because the net credit card proceeds are insufficient, payment to Corporation will be made as soon as practical thereafter. With respect thereto Corporation is a third party beneficiary of the Paymentech's agreement with the undersigned.

           4. This letter constitutes the undersigned's irrevocable direction to have the Applicable


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Amount paid by Paymentech to  Corporation  as provided  herein  without  further instruction or direction from the undersigned.

           5. Pursuant to the Agreement, the undersigned granted a security interest (the "Security Interest") to Corporation in all monies received by any credit card processing company in connection with such credit card processing company's activities on behalf of the undersigned. Paymentech hereby consents to the grant of the Security Interest, provided that the Security Interest shall be junior only to any security interest which Paymentech may require from undersigned to secure the payment by undersigned of fees, chargebacks, refunds and reserves, charged directly by Paymentech to undersigned.

           6. Corporation and the undersigned both agree to indemnify and hold harmless Paymentech for any action taken against Paymentech in accordance with the terms of this letter.

           7. The undersigned hereby instructs Paymentech to list below all merchant account numbers for the undersigned used to process transactions for the Show (The Backstroke Massager).
           #____________________                #_____________________
           #____________________                #_____________________

           Please acknowledge your receipt of this letter and your agreement to comply with the terms hereof by signing the enclosed copy of this letter and returning it to the undersigned.

                                Very truly yours,

                                   By:/s/ Peter Bieler
                                   -----------------------
                                         PETER BIELER
                                        Its: President

AGREED TO AND ACCEPTED:                           AGREED TO AND ACCEPTED:

PAYMENTECH MERCHANT SERVICES, INC.             NATIONAL BOSTON MEDICAL, INC.

By:_/s/Kathleen Keller                          By: /s/ Daniel Hoyng
----------------------                          ---------------------
KATHLEEN KELLER                                 DAN HOYNG
Its _____________________                       Its: President